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                              EXHIBIT 23(A)

                      INDEPENDENT AUDITORS' CONSENT





To the Shareholders and
Board of Directors of Zemex Corporation

We hereby consent to the incorporation in the Zemex Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1998 of our Independent Auditors' Reports, each dated February 5, 1999, which appear on page 32 of the Annual Report to Shareholders and page 15 of the Form 10-K, respectively.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Toronto, Ontario
February 5, 1999




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                            ZEMEX CORPORATION
                             AND SUBSIDIARIES

                  SCHEDULE IX - VALUATION AND QUALIFYING
                          ACCOUNTS AND RESERVES


                     FOR THE YEAR ENDED DECEMBER 31,


COLUMN A                       COLUMN B            COLUMN C         COLUMN D        COLUMN E        COLUMN F
--------                       --------            --------         --------        --------        --------

                                                  ADDITIONS
                              BALANCE AT          CHARGED TO         OTHER                          BALANCE
                               BEGINNING          COSTS AND        ADDITIONS                         AT END
DESCRIPTION                    OF PERIOD           EXPENSES       (DEDUCTIONS)     DEDUCTIONS      OF PERIOD
-----------                    ---------           --------       ------------     ----------      ---------
1998
RESERVES - OTHER              $1,014,000            $64,000         $(72,000)              --     $1,006,000

ALLOWANCE FOR
  UNCOLLECTABLE ACCOUNTS         328,000              5,000               --           $4,000        329,000



1997
RESERVES - OTHER                $599,000           $165,000         $250,000               --     $1,014,000

ALLOWANCE FOR
  UNCOLLECTABLE ACCOUNTS         452,000             84,000          (76,000)        $132,000        328,000


1996
RESERVES - OTHER                $605,000           $100,000               --         $106,000       $599,000

ALLOWANCE FOR
  UNCOLLECTABLE ACCOUNTS         386,000            148,000           $5,000           87,000        452,000



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